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                                                                   Exhibit 23.1


CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Form S-8) pertaining to the 1992 Stock Option Plan, 1996 Directors' Stock Option Plan, the amended and restated 1998 Stock Option Plan of Eco Soil Systems, Inc., the 1999 Equity Participation Plan of Eco Soil Systems, Inc., the 1999 New Hire Stock Option Plan of Eco Soil Systems, Inc. and options granted pursuant to non-statutory stock option agreements of our report dated March 3, 2000, except for the last five paragraphs of Note 11, as to which the date is April 12, 2000, with respect to the consolidated financial statements and schedule of Eco Soil Systems, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.

                                                          /s/ ERNST & YOUNG LLP


San Diego, California
April 13, 2000